Investor Presentation February 2007

Forward-Looking This presentation includes forward-looking statements. These forward-looking statements include comments with respect to our goals, objectives, expectations, and strategies, and the results of our operations and our business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements. Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. Other specific risks include the following: potential inability to successfully implement our growth business strategy; the integration of businesses we may acquire; our limited operating history; the potential unavailability of external financing; our reliance on brokered deposits; the geographic concentration of our business, commercial real estate and consumer loan portfolios, including our significant concentration in California; the seasonality in our mortgage and commercial businesses; the potential unavailability of single family loans for bulk purchase; the portion of our single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom we do business; credit risk associated with our smaller borrowers in our mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which we are subject; the possibility that our allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of our information systems; the potential inability to obtain the third-party information services on which we rely; and environmental risks associated with foreclosure on real estate properties. We caution that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.

Non-GAAP This presentation includes certain non-GAAP financial measures. Incorporated within the exhibits of the press release available on our website is a reconcilement of the non-GAAP financial measures discussed within this conference call. Management believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying performance of the Company because they provide information that shows the financial effect of the lower of cost or market adjustment for the expected sale of the single family loans, the increase in reserves for single family and commercial loans, the legal settlement related to Taylor Brown, L.P., the preferred stock dividend, and the one-time effect of the restricted stock under FAS 123R. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors affecting our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures we have presented in this announcement with announcements by other companies containing the same or similar non-GAAP financial measures.

Background Franklin Bank Corp. began operations in April 2002 and was founded for the purpose of creating a Texas based community bank that concentrates its activities outside the major metropolitan areas. Franklin Bank Corp. began trading on the NASDAQ in December 2003 under the ticker symbol FBTX. Used the capital to purchase packages of high quality single family loans. At that time, these packages yielded more than mortgage backed securities. These loans are referred to as our "placeholder".

Background In May 2006, Franklin raised additional capital through a preferred stock offering that is now trading on the AMEX under the ticker symbol FBK-P. The preferred stock proceeds will be used for the FNB acquisition. Franklin Bank Corp. is currently included within the following indices: Russell 3000, Russell 2000, Russell Microcap, the American Community Bankers, the S&P SmallCap 600, S&P Composite 1500, S&P 1000, NASDAQ Bank, NASDAQ Composite, NASDAQ NNM Composite, and NASDAQ Global Select Market Composite

Highlights Continue to transform in to a commercially-oriented community bank 38 community banking offices 45, on a pro forma basis, including FNB and the expected opening of the de novo office in Austin Pending acquisition of First National Bank of Bryan total assets of approximately $520 million Pending completion of Balance Sheet restructuring

Management Team Anthony Nocella Chief Executive Officer & President Andy Black Executive Vice President & Managing Director of Central Texas Dan Cooper Executive Vice President & Managing Director of Mortgage Banking Michael Davitt Executive Vice President & Managing Director of Commercial Lending Max Epperson Executive Vice President, Chief Credit Officer David Jones Executive Vice President, General Counsel Russell McCann Executive Vice President, Chief Financial Officer Glenn Mealey Executive Vice President & Managing Director of Administration Jan Scofield Executive Vice President & Managing Director of Technology Russell Workman Executive Vice President & Managing Director of East Texas

Board of Directors Lewis Ranieri, Chairman of the Board Anthony Nocella, Chief Executive Officer & President Lawrence Chimerine David Golush James Howard Alan Master Robert Perro William Rhodes John Selman

Mission Develop The Franklin Family of Community Banks, which is supported by lending production Be a low cost producer Provide high-quality customer service Provide excellent return to our investors

2006 Accomplishments Announced the signing of an agreement to acquire First National Bank of Bryan, approximately $520 million in total assets and 6 banking offices Announced the restructuring of $580 million or 20% of the single family loan portfolio. The restructuring should be completed by the end of the first quarter 2007. Commercial loans and community banking deposits have grown by 65% and 15%, respectively, from December 31, 2005 to 2006. Opened two de novo community banking offices. One office is located in Taylor, Texas which is in Williamson County, one of the 50 fastest growing counties in the United States. The second office is in North Austin.

2006 Accomplishments Announced the purchase and assumption of 2 banking offices from Equity Bank. These offices will expand our presence in East Texas. Opened three commercial lending offices in the Rocky Mountain, Mid-Atlantic, and West markets. Changed all the names of the legacy banks in East Texas to Franklin Bank. For 2005, Franklin was ranked #13 in revenue growth within the Chronicle 100 list of publicly traded companies in the Houston area and #1 among area banks.

Company Overview

Corporate Locations ^Corporate Headquarters ^ Community Banking Offices (38) ^ First National Bank of Bryan Offices (6) ^ Regional Commercial Lending Offices (8) ^ Expected Banking Office Opening (South Austin)

Community Banking Locations ^ Community Banking Offices (38) ^ Corporate Headquarters ^ First National Bank of Bryan Offices (6) ^ Expected Banking Office Opening (South Austin)

Business Overview

Community Banking Lead with Lending Commercial, Consumer, Small Business, Business Banking Be the "Trusted Financial Advisor" in the community Provide high quality personalized customer service Bring "State of the Art" banking products to communities Provide specialized products for individual market needs

Community Banking Advertise using print ads and statement stuffers Segment pricing of deposit products within individual markets Cash management sales promotion to new and existing customers Establish direct selling program using scorecards and direct incentives for wins in market place. Focus on deposit growth through clear goal setting Committed to giving to the communities we serve

Community Banking Acquisitions Focus on growing within Texas communities with the following characteristics: Outside large metropolitan areas Significant market share High growth Less Competition

Community Banking Acquisitions Price correctly Make acquisitions that are profitable for Franklin and its shareholders Accretive within the first year Focus on an IRR of 15-20% Consideration will be a combination of stock and cash

Core Values We exist to serve our customers and employees with respect and fairness. We will be ethical, forthright, and honest in all things. We will foster innovation and open communication. We will recognize each individual's contribution. We will proactively help others to succeed.

Name Acquisition Date Assets Deposits Franklin Bank April 2002 $ 61.3MM $ 58.5 MM Highland Lakes Bank April 2003 $ 83.6MM $ 72.9 MM Jacksonville Savings Bank December 2003 $468.0MM $399.8 MM Lost Pines National February 2004 $ 40.6MM $ 36.3 MM Cedar Creek Bank December 2004 $108.1MM $ 96.7 MM First National Bank of Athens May 2005 $206.6MM $184.9 MM Elgin Bank of Texas July 2005 $ 83.7MM $ 73.7 MM Branch Acquisition December 2005 $ 26.0 MM $274.7 MM Branch Acquisition December 2006 $ 2.8 MM $ 42.7 MM First National Bank of Bryan Pending $520.0 MM * $450.0 MM * TOTALS $1,600.7 MM $1,690.2 MM * FNB amounts are approximate based on 9/30/06 figures.

First National Bank of Bryan 6 banking offices that provide approximately: $520 million in assets $330 million in community banking / commercial loans $450 million in community banking deposits Expected to close by the end of the second quarter. Cost saves will be 60% realized by the end of the 4th qtr. 2007

Integration Expansion of their products Convert their technology platform to our platform Reorganize manual processes Incorporate the institution into our unique marketing strategy

Lending Commercial and Business Commercial Real Estate Builder Lines Mortgage

Commercial and Business Relationship-oriented lender with personalized service Experienced lenders with local knowledge Ability to tailor products to meet a variety of customers needs Local decision making

Commercial Real Estate Experienced relationship-oriented lenders Eligible properties: Retail, multi-family, office, medical office and industrial properties Loan sizes varying based on customer's needs Types of products: Construction acquisition/rehab Intermediate term loans (up to 5 years) Secured lines of credit Master credit facilities.

Builder Lines We focus on the high growth markets. Our customers have experienced management and strong financials. We have an experienced team of senior lenders in 8 regional markets plus 2 correspondent relationships in Georgia and South Carolina. Texas Mid-Atlantic Rocky Mountain Southwest Northeast Midwest Southeast West

Mortgage Act as a liquid "placeholder" Acquire high quality mortgages Low retail fixed cost structure Relationships with brokers and correspondents throughout Texas and U.S. Offered through community banking offices

Balance Sheet Restructuring Sold $580 million of single-family loans in January 2007 Proceeds will initially pay-down higher cost wholesale funding and then reinvest the proceeds in higher yielding commercial loans Expected to increase net yield on interest earning assets by 15-20 basis points from 1.88% level (4th quarter 2006)

Financial Overview

Business Drivers Increase commercial loans Increase community banking deposits Increase non-interest income Improve operating expense ratio Strive to have an efficiency ratio of 50%

Assets 12/31/2003 12/31/2004 12/31/2005 12/31/2006 12/31/2006 - Pro Forma * $'s are in thousands * The pro forma figure includes the pending acquisition of FNB of approx. $520 million of total assets and the sale of approx. $580 million of single family loans.

Net Income for the Years Ended 2003 2004 2005 2006 Net Income 3198 23149 26296 15517 30110 $'s are in thousands *The GAAP net income for 2006 of $15.5 million includes reconciling items of $14.6 million, net of tax. See the following slide for an abbreviated reconciliation of the adjusted net income. Adjusted * GAAP *

Items are in thousands, except for per share data Net Income Diluted EPS Adjusted 2006 net income and diluted earnings per share $30,110 $1.26 Less: (items are net of tax except for preferred stock dividends) Preferred Stock Dividends (2nd, 3rd & 4th Qtr.) 3,863 0.16 Other items 1,140 0.05 Prior Guidance 25,107 1.05 Restructuring charge 9,590 0.40 GAAP net income and diluted earnings per share available to common stockholders for 2006 $15,517 $0.65 Note: For additional discussion of these reconciling items as well as the non-GAAP disclosures, refer to the 4th quarter earnings release available on our website. Reconciliation of Adjusted Net Income and EPS

Balance Sheet Repositioning Continues 12/31/2003 12/31/2004 12/31/2005 12/31/2006 12/31/ 2006 - Pro forma * Commercial & Consumer Loans 282816 646092 1154158 1861003 2191003 1-4 Family Loans as a % of Total Loans 0.8464 0.7883 0.7008 0.605 0.52 $'s are in thousands * The pro forma figure includes the pending acquisition of FNB of approx. $330 million of community banking / commercial loans and the sale of approx. $580 million of single family loans.

Community Bank Deposits 12/31/2003 12/31/2004 12/31/2005 12/31/2006 12/31/2006 - Pro forma * Community Banking 574224 720704 1252915 1440714 1890714 $'s are in thousands * The pro forma figure includes the pending acquisition of FNB of approx. $450 million of community banking deposits.

Looking forward... 2007 guidance is based on the following assumptions: 1) merger related expenses for FNB are not included; 2) the yield curve will remain relatively flat and will not worsen; 3) completion of the acquisition of FNB by the second quarter; 4) capital raises of $50 million in common equity and $50 million other capital related instruments. We expect to have earnings ranging from $1.34 to $1.44 per diluted share for 2007. For the quarters 2007, the first quarter is targeted at $.25 to $.27 per diluted share, the second quarter is targeted at $.30 to $.32 per diluted share, the third quarter is targeted at $.38 to $.41 per diluted share, and the fourth quarter is targeted at $.41 to $.44 per diluted share.

Looking forward... We expect total assets to increase 10% to $6 billion by December 31, 2007. We expect to have 50% of total loans in commercial and community banking by the end of 2007. We expect to grow community banking deposits by 35%, including the FNB acquisition. We expect community banking deposits to reach $2 billion by December 31, 2007. We expect to have net earnings from the banking segment to total approximately 69% for 2007.

Developing the best full-service community bank in Texas Creating the largest commercial bank based in the communities in Texas Provides high-quality customer service through our "Trusted Financial Advisors" Management team and the board of directors have extensive experience with this strategy and Aim to provide better than excellent returns to our investors Why Franklin Bank?

Thank you for your interest in Franklin Bank (FBTX)!